SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                          -----------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                BIOSYNTECH, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   88-0329399
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

          475 Boulevard Armand-Frappier, Laval, Quebec, Canada H7V 4B3
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                  BioSyntech, Inc. Stock Option Incentive Plan
               Bio Syntech Canada Inc. Stock Option Incentive Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plans)

                            Mr. David J. Adler, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                           505 Park Avenue, 16th Floor
                            New York, New York 10022
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                     (Name and Address of Agent for Service)

                                 (212) 753-7200
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE


                                                                         Proposed           Proposed
                  Title of                                                Maximum           Maximum
                 Securities                             Amount           Offering          Aggregate            Amount of
                   to be                                 to be           Price per          Offering           Registration
                 Registered                          Registered(1)         Share             Price                 Fee
                 ----------                          -------------         -----             -----                 ---
Common Stock, $.001 par value per share,
issuable under the BioSyntech, Inc. Stock
Option Incentive Plan                                  2,500,000           $1.47           $3,559,470             $939.70
                                                        shares              (2)
Common Stock, $.001 par value per share,
issuable upon the exchange of non-voting
exchangeable preferred stock issuable under
to the Bio Syntech Canada Inc. Stock Option
Incentive Plan
                                                       1,499,500         CDN$1.04          $1,001,593            $264.42
                                                        shares              (3)               (3)
                                                       ---------                                                ---------
Total                                                  3,999,500                                                $1,204.12

1. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers such number of additional shares of common stock, $.001 par value per share (the "Common Stock") that may be offered or issued pursuant to the BioSyntech, Inc. Stock Option Incentive Plan (the "BSI Plan") and the Bio Syntech Canada, Inc. Stock Option Incentive Plan (the "BSC Plan" and together with the BSI Plan, the "BioSyntech Plans") to prevent dilution resulting from stock splits, stock dividends or similar transactions.

2. Includes an aggregate of 600,000 shares of Common Stock with respect to which options were granted under the BSI Plan at an average exercise price of $3.66 per share. An additional 1,900,000 shares of Common Stock may be offered under the BSI Plan. Pursuant to Rules 457(g) and (h) under the Securities Act, the offering price for the shares of Common Stock which may be issued under the BSI Plan is estimated solely for the purpose of determining the registration fee and is based on $0.7188, the per share average of high and low closing bid and ask prices of the Common Stock as reported by the OTC Bulletin Board for March 26, 2000.

3. Consists of aggregate of 1,499,500 shares with respect to which options were granted under the BSC Plan at an average exercise price of CDN $1.04 per share. The foreign currency rate of March 26, 2001 of CDN $1.5570 to US $1 was used to compute the applicable registration fee.

                                EXPLANATORY NOTE

            BioSyntech, Inc. (the "Company") has prepared this registration statement in accordance with the requirements of Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), to register shares of our common stock, $.001 par value per share (the "Common Stock"), issuable pursuant to the BioSyntech, Inc. Stock Option Incentive Plan (the "BSI Plan") and issuable upon the exchange of non-voting exchangeable preferred stock issuable under the Bio Syntech Canada Inc. Stock Option Incentive Plan (the "BSC Plan" and together with the BSI Plan, the "BioSyntech Plans").

            This Form S-8 includes a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. The reoffer prospectus may be utilized for reofferings and resales of shares of Common Stock acquired pursuant to the BioSytench Plans by selling stockholders who may be deemed "affiliates" (as such term is defined in Rule 405 under the Securities Act) of the Company.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The Company will provide documents containing the information specified in Part I of this Form S-8 to employees as specified by Rule 428(b)(1) of the Securities Act. Pursuant to the instructions to Form S-8, the Company is not required to file these documents either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                   PROSPECTUS


                                BIOSYNTECH, INC.

                                3,999,500 Shares

                         Common Stock ($.001 par value)

            This prospectus relates to the reoffer and resale by certain selling stockholders of shares of our common stock that we may be to the selling stockholders upon the exercise of stock options granted under our stock option plan or upon the exchange of shares of non-voting exchangeable preferred stock of our subsidiary, Bio Syntech Canada Inc., issuable under their stock option plan. This prospectus also relates to certain underlying options that have not as of this date been granted. If and when such options are granted to persons required to use the prospectus to reoffer and resell the shares underlying such options, we will distribute a prospectus supplement. The shares are being reoffered and resold for the account of the selling stockholders and we will not receive any of the proceeds from the resale of the shares.

            The selling stockholders have advised us that the resale of their shares may be effected from time to time in one or more transactions on the OTC Bulletin Board, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." We will bear all expenses in connection with the preparation of this prospectus.

            Our common stock is listed on the OTC Bulletin Board. On March 26, 2001, the closing price per share for our common stock, as reported by the OTC Bulletin Board, was $0.7188.



     This investment involves risk. See "Risk Factors" beginning at page 5.


            NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. THEY HAVE NOT MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                  The date of this Prospectus is April 3, 2001.

                                TABLE OF CONTENTS



INCORPORATION BY REFERENCE.....................................................3

ABOUT THIS PROSPECTUS..........................................................3

WHERE YOU CAN FIND MORE INFORMATION............................................4

RISK FACTORS...................................................................5

THE COMPANY....................................................................9

USE OF PROCEEDS...............................................................10

SELLING STOCKHOLDERS..........................................................10

PLAN OF DISTRIBUTION..........................................................11

EXPERTS.......................................................................12

LEGAL MATTERS.................................................................12

ADDITIONAL INFORMATION........................................................12

                           INCORPORATION BY REFERENCE

            The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a) and 15(d) of the Securities Exchange Act:

            1. Our annual report for fiscal year ended March 31, 2000, on Form 10-KSB.

            2. Our quarterly reports for quarters ended June 30, 2000, September 30, 2000 and December 31, 2000, on Form 10-QSB.

            3. Our registration statement amendment no. 2 on Form SB-2/A filed with Securities and Exchange Commission on March 22, 2001 under registration no. 333-45756;

            4. Our current report on Form 8-K dated March 15, 2000 and an amendment to the current report on Form 8-K/A dated May 15, 2000.

            5.   Our current report on Form 8-K dated January 30, 2001.

            6.   A  description  of  our  common  stock,  in  our   registration
                 statement on Form 10-SB filed August 30, 1999.

            You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or calling us at the following address and telephone number:

                        BioSyntech, Inc.
                        475 Boulevard Armand-Frappier
                        Montreal (Laval) Quebec
                        Canada H7V 4B3
                        Attention: Mr. Anthony Casola
                        Telephone Number: (450) 686-2437



                              ABOUT THIS PROSPECTUS

            This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The selling stockholders will not make an offer of these shares in any state where the offer in not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of another date than the date on the front of those documents.

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

                                  RISK FACTORS

            An investment in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors before investing in our common stock.

            Since our inception, we have incurred losses and we expect that we will incur more losses for the foreseeable future. We also may never become profitable.

            We have had net operating losses since being founded and currently have an accumulated deficit. These losses consist of research and development costs and general and administrative expenses. We expect to have substantial additional expenses over the next several years as our research and development activities and the process of seeking regulatory approval of our products, including clinical trials, accelerate. Because we do not expect to have significant revenues from the sale of products for several years, if ever, we expect that those expenses will result in additional losses.

            Our future profitability depends, in part, on:

            o      Obtaining regulatory approval for our products;

            o      Entering  into   agreements  to  develop  and   commercialize
                   products;

            o Developing the capacity to manufacture and market products or entering into agreements with others to do so;

            o      Market acceptance of our products;

            o      The   ability   to  obtain   additional   funding   from  our
                   collaborative partners; and

            o      The   ability  to   achieve   certain   product   development
                   milestones.

            We may not achieve any or all of these goals and are unable to predict whether we will ever achieve significant revenues or profits. Even if we receive regulatory approval for one or more of our products, we may not achieve significant commercial success.

            We may need additional financing to continue our operations after April 1, 2002 and will need substantial funds before we are profitable.

            Based on our current operating plan, we estimate that the cash on hand and anticipated receipts will fund our operations only until April 1, 2002. Accordingly, in order to continue operating after April 1, 2002, we may need additional financing. If we do not receive additional financing, we will reassess our operating plan to reduce expenses. In addition, we need to raise substantial amounts of money if we are ever to become profitable. If sufficient financing is unavailable on a timely basis, we may have to curtail development programs or transfer rights in products that could later prove to be of great value. The financing we require and when we will spend it, will depend, in part, on:

            o How our research and development programs, including clinical trials, progress;

            o How much time and expense will be required to receive FDA approval for our product candidates;

            o The cost of building, operating and maintaining manufacturing facilities;

            o      How many product candidates we pursue;

            o How much time and money we need to prosecute and enforce patent rights;

            o How competing technological and market developments affect our product candidates; and

            o The cost of obtaining licenses to use technology owned by others.

            We will seek funds by issuing equity and debt securities and through arrangements with our collaborative partners. We currently have no commitments, agreements or understandings regarding additional financing or any current funding arrangement with any of our collaborative partners and we may be unable to obtain additional financing or enter into a funding arrangement with any of our collaborative partners on satisfactory terms, or at all. In addition, if we issue equity securities, our present stockholders will suffer dilution. If we issue debt securities, we will face the risks associated with debt, including rises in interest rates and insufficient cash flow to pay the principal of and interest on our debt securities.

            There are factors beyond our control that may prevent our delivery technologies from producing safe, useful or commercially viable products. Accordingly, we may never become profitable.

            To be profitable, we must develop, manufacture and market our products, either alone or by collaborating with others. This process could take several years and we may never be successful in bringing our product candidates to the market. Additionally, our success in pre-clinical and early clinical trials does not ensure that large scale clinical trials will be successful. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent further clinical development or regulatory approvals. Our products may:

            o      Be shown to be ineffective or to cause harmful side effects;

            o Fail to receive regulatory approval on a timely basis or at all;

            o      Be hard to manufacture on a large scale;

            o      Be uneconomical;

            o      Not be pursued by our collaborative partners;

            o      Not be prescribed by doctors or accepted by patients; or

            o      Infringe on proprietary rights of another party.

            If  the  Food  and  Drug   Administration   does  not   approve   or
            significantly delays the approval of our therapeutic delivery products, we may be unable to continue operations.

            FDA approval is required to manufacture and market pharmaceutical products in the United States. The process to receive this approval is extensive and includes pre-clinical testing and clinical trials to demonstrate safety and efficacy, and a review of the manufacturing process to ensure compliance with good manufacturing practices. This process can last many years and be very costly and still be unsuccessful. The length of time necessary to complete clinical trials and receive approval for product marketing by regulatory authorities varies significantly by product and indication and is difficult to predict. If the Food and Drug Administration does not approve or significantly delays the approval of our therapeutic delivery products, we may be unable to continue operations. FDA approval can be delayed, limited or denied for many reasons, including:

            o      A product candidate may not be safe or effective;

            o Data from pre-clinical testing and clinical trials can be interpreted by FDA officials in different ways than we interpret it;

            o The FDA might not approve our manufacturing processes or facilities;

            o The FDA may change its approval policies or adopt new regulations; and

            o A product candidate may not be approved for all the uses we requested.

            Countries other than the United States, including Canada, have similar requirements. The process of getting approvals in foreign countries is subject to delay and failure for the same reasons.

            If our present and future arrangements with our collaborators and licensees are unsuccessful, we may be unable to continue operations due to substantial additional operating costs.

            We are designing delivery systems for medications and drug products that are protected by our licensees' or collaborators' patents. In some cases, we depend on these parties to conduct pre-clinical testing and clinical trials and in the future, we may seek to have these parties fund our development programs. Our agreements with our collaborators currently do not provide for financing. If we are unable to reach satisfactory agreements with our collaborators or with third parties, we would incur substantial additional costs and would experience substantial delay in commercializing most of our products. Some of our collaborators can terminate their agreements with us for no reason and on limited notice. We are unsure whether any of these relationships will continue.

            Our present plans call for us to develop the capabilities to manufacture our own products in commercial quantities. We may rely upon our collaborators and or licensees for the marketing and sales of our products.

            We have limited means of enforcing our collaborators' or licensees' performance or of controlling the resources they devote to our programs. If a collaborator fails to perform, the research, development or commercialization program on which it is working will be delayed. If this happens, we may have to stop the program entirely.

            Disputes may arise between us and a collaborator and may involve the issue of which of us owns the technology that is developed during a collaboration. A potential dispute could delay the program or result in expensive arbitration or litigation, which we might not win. A collaborator may choose to use its own or other technology to deliver its drug or cell product. Our collaborators could merge with or be acquired by another company or financial or operational difficulties that could adversely affect our programs.

            Proprietary protection for our products is uncertain and we could become involved in costly litigation and be prevented from selling our products.

            The following factors are important to our success:

            o Receiving patent protection for our product candidates and those of our collaborators;

            o      Maintaining our trade secrets;

            o      Not infringing on the proprietary rights of others; and

            o      Preventing others from infringing our proprietary rights.

            We can protect our proprietary rights from unauthorized use by third parties only if these rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. Otherwise, we could become involved in costly litigation and be prevented from selling our products.

            We try to protect our proprietary position by filing United States, Canadian, and foreign patent applications related to our proprietary technology, inventions and improvements that are important to the development of our business. The patent position of biopharmaceutical companies involves complex legal and factual questions.

Enforceability of patents cannot be projected with certainty. Patents, if issued, may be challenged, invalidated or circumvented. Any patents that we own or license from others may provide no protection against competitors. Our pending patent applications, those we may file in the future, or those we may license from third parties, may not result in patents being issued. If patents do issue, they may not provide us with proprietary protection or competitive advantages against competitors with similar technology. Also, others may independently develop similar technologies or duplicate any technology that we have developed. The laws of certain foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States.

            We also rely on trade secrets, know-how and technology, which we try to protect by entering into confidentiality agreements with parties that have access to it, including our corporate partners, collaborators, employees and consultants. Any of these parties may breach the agreement and disclose our confidential information or our competitors might learn of the information in some other way.

            Foreign exchange fluctuations of the Canadian Dollar may affect our financial performance, because it is not cost-effective for us to enter into forward contracts or currency options.

            We expect a substantial portion of our revenues to be based on sales and services rendered to come from the United States, while a significant amount of our operating expenses will be incurred in Canada. As a result, our financial performance will be affected by fluctuations in the value of the United States dollar to the Canadian dollar. At the present time, we have no plan or policy to utilize forward contracts or currency options to minimize this exposure, and even if these measures are implemented, we are unsure whether these arrangements will be available, be cost effective or be able to fully offset future currency risks.

            Our common stock currently is and may continue to be subject to additional regulations applicable to lower priced securities, which makes it cumbersome for broker-dealers to sell our securities.

            Our common stock may be subject to a number of regulations that can affect its price and your ability to sell it. For example, Rule 15g-9 under the Exchange Act may apply to our common stock. This rule imposes sales practice requirements on broker-dealers that sell low priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction.

            In addition, under United States securities regulations, penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market. For any transaction involving a penny stock, unless exempt, the penny stock rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our common stock. The penny stock rules will not apply if the market price of our common stock is $5.00 or greater. These requirements may reduce the level of trading activity in any secondary market for our common stock and may adversely affect the ability of broker-dealers to sell our securities.

            We may not accurately predict business trends which consequently makes our forward looking statements incorrect.

            This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "believe", "anticipate", "estimate", "expect" or words of similar import identify these forward-looking statements. These forward-looking statements are contained principally under the headings "Summary", "Risk Factors", "Management's Discussion and Analysis to Financial Condition and Results of Operations" and "Business". Although we have based these forward-looking statements on management's analysis of the business trends in the biotechnology industry, these forward-looking statements are subject to risks and uncertainties. Our actual results may differ materially from the expectations expressed by these forward-looking statements. Important factors that may cause actual results to differ materially from the expectations reflected in the forward-looking statements include, but not limited to, those set forth below:

          o general economic, business and market conditions;

          o customer acceptance of new products; and

          o the occurrence or nonoccurrence of circumstances beyond our control.


            All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                                   THE COMPANY

            We are an advanced biomaterials company specialized in tissue engineering and therapeutic delivery. Our main focus is the repair of damaged tissue in the human body like bone or cartilage. We are also engaged in the development of advanced injectable biomaterials for the delivery of cells and genetic material and biotherapeutic agents. We have had limited revenues to date and they have come entirely from sales in the our instrumentation division. Our future operations are dependent upon our receiving the financing necessary to complete research and development projects and market our products. We are unsure whether we can complete the development of our products, or if we complete them whether we can successfully market them or generate sufficient revenues to fund our future operations or additional research, development and marketing. In addition, major technological changes can occur quickly in the biotechnological and pharmaceutical industries. The development by competitors of technologically improved or different products may make our products obsolete or noncompetitive.

            Our research and development efforts are focused on maximizing the multiple benefits of our core technologies, which include:

            o     tissue engineering;

            o     the therapeutic delivery of cells;

            o     genetic material for site specific gene therapy; and

            o     the delivery of biotherapeutic agents.

            Our technologies apply to diverse specialties, which include orthopedics and rheumatology. Orthopedic and rheumatology problems include cartilage injuries and diseases as well as bone injuries and diseases, vaccines, and the delivery of biotherapeutic agents.

            We also have an instrumentation division wherein we are developing the ARTHRO-BSTTM and the Mach-1TM Mechanical Tester. ARTHRO-BST(TM) is a device used for visual examination of the interior of the articular cartilage with a special surgical instrument which provides precise and non-destructive diagnosis. The Mach-1TM Mechanical Tester is a universal mechanical testing system for specimens with dimensions between hundreds of microns and a few centimeters.

            Our principal executive offices are located at 475, boulevard Armand-Frappier, Montreal (Laval) Quebec, Canada H7V 4B3. Our telephone number is (450) 686-2437.

                                 USE OF PROCEEDS

            This prospectus relates to an aggregate of 3,999,500 shares of our common stock that may be sold from time to time by the selling stockholders. All net proceeds from the sale of the common stock will go the stockholders who offer and sell their shares. We will not receive any part of the proceeds from such sales of common stock. We will, however, receive the exercise price of the options at the time of their exercise. If all of the options are exercised, we will realize proceeds in the amount of approximately $1,588,788. Such proceeds will be contributed to working capital and will be used for general corporate purposes.

                              SELLING STOCKHOLDERS

            This prospectus relates to the reoffer and resale of shares issued or that may be issued to the selling stockholders under our stock option plan or upon the exchange of shares of non-voting exchangeable preferred stock of our subsidiary, Bio Syntech Canada Inc., issuable under their stock option plan.

            The following table sets forth (i) the number of shares of common stock beneficially owned by each selling stockholder at March 26, 2001, (ii) the number of shares to be offered for resale by each selling stockholder (i.e., the total number of shares underlying options held by each selling stockholder irrespective of whether such options are presently exercisable or exercisable within sixty days of March 26, 2001), and (iii) the number and percentage of shares of our common stock to be held by each selling stockholder after completion of the offering. The table assumes that the selling stockholders will sell all of the shares and that the selling stockholders will make no other purchases or sales of our common stock. However, the selling stockholders are not obligated to sell their shares at any time or at any price. We cannot state with certainty the number of shares of our common stock that will be owned by each of the selling stockholders upon the termination of this offering. The number of shares of our common stock that each holder may own may also change due to stock splits or other anti-dilution adjustments. All percentages are based on 29,182,250 shares of our common stock outstanding as of March 26, 2001.

                                                                 Percentage of                          Shares of
                                                Shares of           common                                common      Percentage of
                                               common stock          stock           Shares of            Stock        common stock
                                               Beneficially      Beneficially          common          Beneficially    Beneficially
                  Name and Address of          Owned Before      Owned Before       stock being        Owned After     Owned After
                    Beneficial Owner             Offering          Offering           Offered            Offering        Offering
                    ----------------             --------          --------           -------            --------        --------
Dr. Amine Selmani                               9,087,500             30.6%            562,500         8,525,000            28.7%
Chairman of the Board, Chief
Executive Officer and President

Denis N. Beaudry                                   50,000              0.2%             50,000            0                  0%
Director

Pierre Alary                                       50,000              0.2%             50,000            0                  0%
Director

Jean-Yves Bourgeois                                50,000              0.2%             50,000            0                  0%
Director

Dr. Pierre Ranger                                 150,000              0.5%            150,000            0                  0%
Director


                                                                 Percentage of                          Shares of
                                                Shares of           common                                common      Percentage of
                                               common stock          stock           Shares of            Stock        common stock
                                               Beneficially      Beneficially          common          Beneficially    Beneficially
                  Name and Address of          Owned Before      Owned Before       stock being        Owned After     Owned After
                    Beneficial Owner             Offering          Offering           Offered            Offering        Offering
                    ----------------             --------          --------           -------            --------        --------

Ajay Gupta                                         75,000              0.3%             75,000            0                  0%
Chief Operating Officer

Anthony Casola                                     50,000              0.2%             50,000            0                  0%
Chief Financial Officer and Secretary
                                                ---------                              -------        ---------
TOTAL                                           9,512,500             31.3%            987,500        8,525,000            28.7%

            Dr. Selmani owns indirectly 9083-1496 Quebec Inc. and has shared voting and dispositive power with respect to the 7,640,000 shares of non-voting exchangeable preferred stock owned by 9083-1496 Quebec Inc. Dr. Selmani also may be deemed the beneficial owner of 312,500 shares of common stock that would be held by him upon exchange of 312,500 shares of non-voting exchangeable preferred stock issuable upon exercise of options. Monique Jarry, the spouse of Dr. Selmani, owns 1,085,000 shares of non-voting exchangeable preferred stock, including 200,000 shares issuable upon the exercise of options.

                              PLAN OF DISTRIBUTION

            As referred to in this prospectus, selling stockholders include the pledgees, donees, transferees or others who may later hold the selling stockholders' beneficial ownership of shares of common stock. We will file a post-effective amendment registration statement to identify the pledgees, donees, transferees of the shares currently held by the selling stockholders. We will pay the costs and fees of registering the shares of common stock, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of these shares.

            The selling stockholders may sell the shares of common stock in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In addition, the selling stockholders may sell some or all of their shares through:

            o     a block trade in which a broker-dealer may resell a portion of
                  the  block,   as  principal,   in  order  to  facilitate   the
                  transaction;

            o purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

            o ordinary brokerage transactions and transactions in which a broker solicits purchasers.

            When selling the shares of common stock, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

            o enter into transactions involving short sales of the shares by broker-dealers;

            o sell shares short themselves and redeliver the shares to close out their short positions;

            o enter into option or other types of transactions that require the selling stockholder to deliver shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

            o loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

            The selling stockholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales. However, the selling stockholders and any broker-dealers involved in the sale or resale of the shares of our common stock may qualify as underwriters within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act.

            In addition to selling their shares under this prospectus, the selling stockholders may:

            o     agree  to  indemnify  any   broker-dealer   or  agent  against
                  liabilities related to the selling of the shares, including liabilities arising under the Securities Act;

            o transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer; or

            o sell their shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

                                     EXPERTS

            Our consolidated financial statements as of March 31, 2000 and March 31, 1999 and for the fiscal years ended March 31, 2000 and March 31, 1999 are incorporated by reference to the Annual Report on Form 10-KSB filed with the SEC on September 15, 2000 and have been audited by Ernst & Young LLP, independent auditors, as is set forth in their consent appearing elsewhere in this document and included in reliance upon the authority of this firm as experts in accounting and auditing. We have also incorporated by reference our consolidated financial statements for the quarters ended June 30, 1999 and June 30, 2000, September 30, 1999 and September 30, 2000 and December 31, 1999 and December 31, 2000 to the Annual Report.

                                  LEGAL MATTERS

            The legality of the shares of our common stock offered will be passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York.

                             ADDITIONAL INFORMATION

            We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares of common stock being offered. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3      Incorporation of Documents By Reference

            The following documents filed by the "Company with the Securities and Exchange Commission are incorporated herein by reference:

            1. The Company's Annual Report for fiscal year ended March 31, 2000, on Form 10-KSB.

            2. The Company's Quarterly Report for quarters ended June 30, 2000, September 30, 2000 and December 31, 2000, on Form 10-QSB.

            3. The Company's Registration Statement Amendment No. 2 on Form SB-2/A filed with the Securities and Exchange Commission on March 22, 2001 under Registration No. 333-45756.

            4. The Company's Current Report on Form 8-K dated March 15, 2000 and an amendment thereto on Form 8-K/A dated May 15, 2000.

            5.    The  Company's  Current  Report on Form 8-K dated  January 30,
                  2001.

            6. The description of the Company's Common Stock, $.001 par value (the "Common Stock"), in the Company's Registration Statement on Form 10-SB filed August 30, 1999.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the effective date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities

            Not Applicable

Item 5.     Interest of Named Experts and Counsel

            Not Applicable.

Item 6.     Indemnification of Directors and Officers

            Section 5.1 of the Company's By-laws provides that the Company shall indemnify its directors, officers and agents to the fullest extent possible under the Nevada General Corporate Law ("NGCL"). Section 5.1 of the Company's By-laws in part states that:

                        "(a) The Corporation shall indemnify,  subject
            to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

                        (b) The Corporation  shall indemnify,  subject
            to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
            fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for a claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement  to the  Corporation,  unless  and  only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fully and reasonably entitled to indemnity for such expenses as the court deems proper.

                        (c) To the  extent  that a  present  or former
            director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) and (b) of this section, or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                        (d) Any indemnification  under subsections (a)
            and (b) of this section (unless ordered by a court) may be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination
            (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (3) by the stockholders." and

                        "Expenses incurred by a director,  officer,  employee or
            agent in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this section."

            Section 5.1 of the Company's By-laws is consistent with the indemnification provisions in the NGCL which allow for discretionary and mandatory indemnification of a corporation's officers, directors, employees and agents. Section 78.7502 of the NGCL provides for the general concept of indemnification and Section 78.751 of the NGCL provides for authorization, advance and limitation of such indemnification.

            Section 78.7502 of the NGCL states that:

                        "1. A corporation may indemnify any person who
            was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                        2. A corporation  may indemnify any person who
            was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                        3. To the  extent  that a  director,  officer,
            employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense."

                        Section 78.751 of the NGCL states that:

                        "(1) Any  discretionary  indemnification  under  Section
            78.7502 of the NGCL, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

                             (a)   By the shareholders;

                             (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

                             (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                             (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

                        (2) The  articles  of  incorporation,  the  bylaws or an
            agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

                        (3) The  indemnification  and  advancement  of  expenses
            authorized in or ordered by a court pursuant to this section:

                             (a) Does not  exclude  any other  rights to which a
                        person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in other capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the NGCL or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                             (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

Item 7.     Exemption From Registration Claimed

            Not Applicable.

Item 8.     Exhibits.

            Exhibit Index

    4.1     Bio Syntech Canada Inc. Stock Option Incentive Plan.

    4.2     BioSyntech, Inc. Stock Option Incentive Plan.

    5.1     Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

   23.1     Consent of Ernst & Young LLP.

   23.2 Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in Exhibit 5.1).

   24.1     Power  of  Attorney   (included  on  the  signature   page  of  this
            Registration Statement).


Item 9.     Undertakings

            The undersigned registrant hereby undertakes that if the Company registers securities under Rule 415 of the Securities Act, it will:

            a.    File,  during  any  period in which  offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement to:

                  1. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  2. Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  3. Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                       provided, however, that paragraphs (1) and (2) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
                       Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

            b. For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            c.    Remove  from   registration  by  means  of  a   post-effective
                  amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Laval, province of Quebec, Canada, on this 2nd day of April, 2001

                                      BIOSYNTECH, INC.


                                      By: /s/  Amine Selmani
                                          --------------------------------------
                                          Name: Dr. Amine Selmani
                                          Title: Chief Executive Officer &
                                                 President


                                POWER OF ATTORNEY

            BioSyntech, Inc. and each of the undersigned do hereby appoint Dr. Amine Selmani, its or his true and lawful attorney to execute on behalf of BioSyntech, Inc. and the undersigned any and all amendments to this Registration Statement on Form S-8 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

            Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Signature                         Title                           Date
---------                         -----                           ----

/s/ Amine Selmani             Chairman of the Board           April 2, 2001
-----------------------       Chief Executive Officer
    Amine Selmani             & President

                              Director                        April 2, 2001
-----------------------
    Denis N. Beaudry

/s/ Pierre Alary              Director                        March 29, 2001
-----------------------
    Pierre Alary

/s/ Jean-Yves Bourgeois       Director                        April 2, 2001
-----------------------
    Jean-Yves Bourgeois

/s/ Pierre Ranger             Director                        March 29, 2001
-----------------------
    Pierre Ranger

/s/ Anthony Casola
-----------------------       Chief Financial Officer,        April 2, 2001
    Anthony Casola            Principal Financial Officer,
                              Principal Accounting Officer &
                              Secretary


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